EXHIBIT 23.2


                  INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement No. 333-113426 of Graham Corporation on Form S-8 of our reports dated May 16, 2003, appearing in the Annual Report on Form 10-K of Graham Corporation for the year ended March 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Rochester, New York

March 30, 2004